EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2) 1 [X]

     STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


              United States                                    06-1143380
    (Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national bank)                  Identification No.)


         633 West 5th Street, 12th Floor, Los Angeles, California 90071
               (Address of principal executive offices) (Zip Code)

           Lynda A. Vogel, Senior Vice President and Managing Director
         633 West 5th Street, 12th Floor, Los Angeles, California 90071
                                 (213) 362-7399
            (Name, address and telephone number of agent for service)


                                PMC-SIERRA, INC.
               (Exact name of obligor as specified in its charter)


               DELAWARE                                    94-2925073
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)


                               3975 Freedom Circle
                              Santa Clara, CA 95054
               (Address of principal executive offices) (Zip Code)


                     Convertible Subordinated Notes due 2006
                              (TYPE OF SECURITIES)


                                     GENERAL

Item 1. General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                  Comptroller  of the  Currency,  Western  District  Office,  50
                  Fremont  Street,   Suite  3900,  San  Francisco,   California,
                  94105-2292

         (b)  Whether it is authorized to exercise corporate trust powers.

                  Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

                  (See notes on page 2.)

Item 3. through Item 15.  Not applicable.

Item 16.   List of Exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

                  1. A copy of the articles of association of the trustee as now in effect.

                            A  copy  of  the  Articles  of  Association  of  the
                  trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Act"), on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

                  2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                            A Certificate of Corporate Existence (with fiduciary
                  powers) from the Comptroller of the Currency, Administrator of National Banks is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to
                  Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

                  3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                            Authorization  of the Trustee to exercise  fiduciary
                  powers (included in Exhibits 1 and 2; no separate instrument).

                  4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                            A copy  of the  by-laws  of the  trustee,  as now in
                  effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Western Digital Corporation, filed pursuant to Section 305(b)(2) of the Act, on May 12, 1998 (Registration No. 333-52463), and is incorporated herein by reference.

                  5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                            Not applicable.

                  6. The consents of United States institutional trustees required by Section 321(b) of the Act.

                            The  consent  of the  trustee  required  by  Section
                  321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

                  7.   A copy of the latest  report of  condition of the trustee
                  published   pursuant  to  law  or  the   requirements  of  its
                  supervising or examining authority.

                            A copy of the  latest  report  of  condition  of the
                  trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.

                                      NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of California, National Association, a national banking association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the August 9, 2001.

                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CALIFORNIA, NATIONAL ASSOCIATION


                                     By:     /s/            Paula Oswald
                                        ---------------------------------------
                                        NAME                Paula Oswald
                                        TITLE              Vice President



                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by PMC-Sierra, Inc. of its Convertible Subordinated Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CALIFORNIA, NATIONAL ASSOCIATION


                                     By:     /s/            Paula Oswald
                                        ---------------------------------------
                                        NAME                Paula Oswald
                                        TITLE              Vice President

Dated:  August 9, 2001



                                    EXHIBIT 7

         Consolidated Report of Condition and Income for A Bank With Domestic Offices Only and Total Assets of Less Than $100 Million of State Street Bank and Trust Company of California, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, at the close of business March 31, 2001, published in accordance with a call made by the Federal Deposit Insurance Corporation pursuant to the required law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

                                                                       Thousands
   ASSETS                                                             of Dollars
                                                                      __________
   Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin............    6,983
        Interest-bearing balances.....................................        0
   Securities.........................................................        0
   Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary..........................        0

   Loans and lease financing receivables:
         Loans and leases, net of unearned income.....................        0
         Allowance for loan and lease losses..........................        0
         Allocated transfer risk reserve..............................        0
         Loans and leases, net of unearned income and allowances......        0
   Assets held in trading accounts....................................        0
   Premises and fixed assets..........................................       12
   Other real estate owned............................................        0
   Investments in unconsolidated subsidiaries.........................        0
   Customers' liability to this bank on acceptances outstanding.......        0
   Intangible assets..................................................        0
   Other assets.......................................................    1,053
                                                                      __________
   Total assets.......................................................    8,048
                                                                      __________
                                                                      __________


   LIABILITIES

   Deposits:
        In domestic offices...........................................        0
               Noninterest-bearing....................................        0
               Interest-bearing.......................................        0
        In foreign offices and Edge subsidiary........................        0
               Noninterest-bearing....................................        0
               Interest-bearing.......................................        0
   Federal funds purchased and securities sold under
         Agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary..........................        0
   Demand notes issued to the U.S. Treasury and Trading Liabilities...        0
   Other borrowed money...............................................        0
   Subordinated notes and debentures..................................        0
   Bank's liability on acceptances executed and outstanding...........        0
   Other liabilities..................................................    3,231

   Total liabilities..................................................    3,231
                                                                      __________
   EQUITY CAPITAL
   Perpetual preferred stock and related surplus......................        0
   Common stock.......................................................      500
   Surplus............................................................      750
   Undivided profits and capital reserves/Net unrealized holding
    gains (losses)....................................................    3,567
   Cumulative foreign currency translation adjustments................        0

   Total equity capital...............................................    4,817
                                                                      __________

   Total liabilities and equity capital...............................    8,048
                                                                      __________
                                                                      __________





I, John J. Saniuk, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition and Income for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                               /s/    John J. Saniuk


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                               /s/    Alan D. Greene
                                               /s/    Bryan R. Calder
                                               /s/    Lynda A. Vogel